Exhibit 23.1
                                  ------------

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-38176) pertaining to Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 of our report dated June 8, 2001 with respect to the financial statements and schedules of Amcast Industrial Corporation 401(k) Salary Deferral Plan for Bargaining Unit Employees - Plan 2 included in this Annual Report (Form 11-K) for the year ended December 31, 2000.


                                                   /s/ Battelle & Battelle LLP

Dayton, Ohio
June 8, 2001